UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 7, 2026

ENERPAC TOOL GROUP CORP.
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

648 N. PLANKINTON AVE., 4TH FLOOR
MILWAUKEE, WISCONSIN 53203
Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Entry into Merger Agreement

On July 7, 2026, Enerpac Tool Group Corp. (the “Company”) and its wholly owned subsidiary, Rodeo Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of July 7, 2026 (the “Merger Agreement”), with Specialized Fabrication Equipment Group LLC, a Delaware limited liability company (“SFE Group”), and SFEG Holdings, Inc., a Delaware corporation, solely in its capacity as representative of the equityholders of SFE Group (the “Representative”), providing for the acquisition by the Company of SFE Group for aggregate consideration of approximately $451.4 million in cash (subject to customary closing date adjustments and transaction expenses of SFE Group and its subsidiaries) pursuant to a merger of Merger Sub with and into SFE Group, with SFE Group being the surviving limited liability company of the merger (the “Merger”). Consummation of the Merger is subject to various conditions and regulatory approvals, as further described below.

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•
the equity interests in SFE Group issued and outstanding immediately prior to the Effective Time (other than those held in treasury) shall be cancelled and automatically converted into the right to receive cash payable as determined in accordance with the distribution waterfall provisions of the limited liability company agreement of SFE Group and as set forth on the capitalization spreadsheet to be delivered by SFE Group to the Company in advance of the closing of the transactions contemplated by the Merger Agreement, subject to applicable withholdings and adjustments under the Merger Agreement; and

•
the equity interests in Merger Sub issued and outstanding immediately prior to the Effective Time (other than those held in treasury) shall be converted into and become the equity interests in the surviving limited liability company of the Merger, and as a result SFE Group, as the surviving limited liability company of the Merger, will become a wholly owned subsidiary of the Company, with its limited liability company agreement being amended and restated to be identical to the limited liability company agreement of Merger Sub as in effect immediately prior to the Effective Time and the managers and officers of Merger Sub immediately prior to the Effective Time becoming the only managers and officers of the SFE Group, as the surviving limited liability company of the Merger, immediately after the Effective Time.

The Merger Agreement provides that the aggregate amount to be paid with respect to the equity interests in SFE Group shall equal approximately $451.4 million in cash, plus the issuance of approximately $20.6 million in Restricted Stock Unit awards to key personnel of SFE Group, in lieu of cash payment of transaction bonuses to be owed by SFE Group to such personnel upon completion of the Merger, with the cash consideration being subject to customary adjustments (the “Adjustments”) for the level of cash, net working capital, transaction related expenses (including certain transaction bonuses to be owed to key personnel of SFE Group upon consummation of the Merger), indebtedness and other similar items existing at SFE Group and its subsidiaries as of a time on the date of the consummation of the Merger (the “Closing Date”), which shall be no earlier than September 1, 2026 (unless otherwise mutually agreed by the parties) (such amount, as adjusted, the “Merger Consideration”). The Merger Agreement includes customary provisions for the Adjustments, the method for the determination of the amount of the Adjustments, and the method for resolution of disagreements with respect to the amounts of the Adjustments. The Merger Agreement provides that, to support any downward adjustments and any other post-closing expenses of the equityholders of SFE Group, a portion of the Merger Consideration will be set aside in general adjustment and matter-specific escrow accounts and an additional amount will be set aside in a separate escrow account to fund the payment of the expenses of the Representative arising after the Closing Date.

The Merger Agreement contemplates that, pursuant to separate agreements between three executive personnel of SFE Group and the Company, specified percentages of the Merger Consideration to be paid to such executive personnel (or entities through which such personnel hold equity interests in SFE Group) shall be deposited in an escrow account and applied to purchase, on behalf of such executive personnel, shares of Class A common stock of the Company in market transactions over a specified period, with restrictions on the ability of such personnel to sell or otherwise transfer such shares for a period ending on the third anniversary of the Closing Date.  The Merger Agreement provides that transaction bonuses to be owed by SFE Group to key personnel of SFE Group upon consummation of the Merger shall be paid, in full or in part (as specified in a schedule appended to the Merger Agreement), by delivery of restricted stock units awarded under the Company’s 2017 Omnibus Incentive Plan (as amended and restated November 9, 2020) to vest, subject in each case to the recipient’s continued employment with the Company or any of its subsidiaries, on the third anniversary of the Closing Date and to be evidenced by award agreements in a form included as an exhibit to the Merger Agreement.

The Merger Agreement provides that in connection with the execution and delivery of the Merger Agreement, specified equityholders and key personnel of SFE Group have entered into restrictive covenant agreements. The restrictive covenant agreements include covenants regarding non-competition, non-solicitation and non-hire of employees, and non-solicitation of customers for a period of three years following the closing, as well as non-disparagement and confidentiality restrictions.

The Merger Agreement provides that concurrent with the execution and delivery of the Merger Agreement, equityholders of SFE Group holding equity units sufficient to approve the Merger, have signed written consents, approving, among other things, the Merger, the Merger Agreement and the transactions contemplated thereby.  The Merger Agreement provides that consummation of the Merger is also subject to the satisfaction (or waiver, if applicable) of various customary conditions (with certain of such conditions applying only to the Company’s obligation to consummate the Merger), including: (i) the receipt of all requisite regulatory approvals, including the expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”), confirmation by the U.K. Competition and Markets Authority that it has no further questions in respect of the Merger and will not open an investigation in respect of the Merger and other specified matters; (ii) the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to SFE Group and its subsidiaries arising since July 7, 2026; (iii) receipt of authorizations by relevant governmental authorities under appliable foreign investment control regimes, including in France and Germany; (iv) the completion by SFE Group of certain specified dispositions and dissolutions; and (v) other customary closing conditions, including delivery by the Company to the Representative of a conditionally bound buy-side insurance policy (in the form included as an exhibit to the Merger Agreement) (the “RWI Policy”) in respect of, among other things, inaccuracies or breaches of the representations and warranties made by SFE Group in the Merger Agreement.

Each of the Company, Merger Sub and SFE Group have made customary representations, warranties and covenants in the Merger Agreement, including (i) obligations of SFE Group and its subsidiaries to conduct their respective businesses in the ordinary course prior to the Closing Date and to use all commercially reasonable efforts to maintain and preserve their respective business organization and goodwill and to retain the services of its present executive officers and key employees, (ii) obligations of SFE Group and its subsidiaries not to initiate, solicit or encourage inquiries from third parties regarding an Acquisition Proposal (as defined in the Merger Agreement) with respect to SFE Group or any of its subsidiaries, (iii) obligations of SFE Group to use commercially reasonable efforts to effect specified dissolutions and divestures of subsidiaries prior to the Closing Date, and (iv) obligations of SFE Group with respect to the preparation of consolidated financial statements of SFE Group and its subsidiaries as will be required to be filed by the Company with the Securities and Exchange Commission following the consummation of the Merger, including required audit reports and auditor consents, to be delivered to the Company as a condition to closing. Except in the case of fraud, the representations, warranties and covenants in the Merger Agreement will not survive the closing and will terminate at the Effective Time. The Company’s sole recourse for a breach or inaccuracy of the representations and warranties of SFE Group is the RWI Policy.

Under the Merger Agreement, the parties have mutually agreed to make, or cause to be made, all filings and submissions required under the HSR Act within ten business days after the date of the Merger Agreement. The Merger Agreement requires the Company to use “best efforts” (subject to certain limitations as set forth in the Merger Agreement) to comply with restrictions and conditions imposed by governmental authorities in connection with necessary clearance or expiration of applicable waiting periods for the consummation of the Merger, and SFE Group is required to cooperate with the Company and use its reasonable best efforts to obtain all such consents and approvals, subject to specified exceptions.

The Merger Agreement provides that it can be terminated: (i) by mutual written consent of the Company and SFE Group; (ii) by either the Company or SFE Group if the other party violates any covenant, representation or warranty set forth in the Merger Agreement that would reasonably be expected to cause any conditions to the obligations of the other party not to be satisfied at the closing and, if such breach or failure is capable of being cured, such breaching party has failed to cure such breach within thirty days following the breaching party’s receipt of written notice of such breach or failure; (iii) by either the Company or SFE Group if a court of competent jurisdiction or governmental authority shall have issued a final non-appealable order, decree or ruling prohibiting the consummation of the transactions contemplated by the Merger Agreement, unless the party seeking to terminate the Merger Agreement on such basis is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or such order, decree or ruling was due in whole or in part to the failure of such party to perform any of its obligations under the Merger Agreement; (iv) by either the Company or SFE Group if the Closing Date does not occur on or before November 1, 2026 (the “Outside Date”), except that a party may not terminate the Merger Agreement on such basis if such party is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or the failure of such party to perform any of its obligations under the Merger Agreement has contributed to the failure of the Merger to have been consummated on or before the Outside Date, though if all conditions to closing have been satisfied on the Outside Date other than the receipt of necessary governmental approvals specified in the Merger Agreement and those that by their nature may only be satisfied at closing, the parties may mutually agree to, on no more than three occasions, extend the Outside Date until no later than December 31, 2026 (in the aggregate for all such extensions); or (v) by SFE Group if the conditions to the Company’s obligations to consummate the transactions contemplated by the Merger Agreement have been satisfied and the Company fails to consummate the transactions contemplated by the Merger Agreement within seven business days thereafter.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.  The representations and warranties in the Merger Agreement are the product of negotiations among the parties to the Merger Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates.  Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person.

Amendment to Credit Agreement

On July 7, 2026, the Company and its wholly owned subsidiaries, Enerpac Finance Limited (“Enerpac Finance”), ATU Euro Finance B.V. (together with the Company and Enerpac Finance, the “Borrowers”) and Hydratight Operations, Inc., as Guarantor, entered into a First Amendment to Credit Agreement dated as of July 7, 2026 (the “First Amendment”) with PNC Bank, National Association, in its capacity as First Amendment Incremental Revolving Lender, and PNC Bank, National Association, in its capacity as the administrative agent for the lenders under the Credit Agreement dated as of September 9, 2022 among the Company, the initial subsidiary borrowers party thereto, the guarantors party thereto, the lenders party thereto, and PNC Bank, National Association, as administrative agent (the “Credit Agreement”).  The First Amendment amends the Credit Agreement, effective as July 7, 2026, to increase the revolving credit facility thereunder from $400.0 million to $625.0 million, with PNC Bank, National Association, as the First Amendment Incremental Revolving Credit Lender, agreeing, on the terms and conditions set forth therein, to provide the Borrowers the commitment with respect to the $225.0 million increase in the revolving credit facility.

The foregoing description of the First Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 hereof under the heading “Amendment to Credit Agreement” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On July 7, 2026, the Company issued a press release, which press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of July 7, 2026 by and among Enerpac Tool Group Corp., Rodeo Merger Sub, LLC, Specialized Fabrication Equipment Group LLC, and SFEG Holdings, Inc., solely in its capacity as Equityholders Representative

10.1
First Amendment to Credit Agreement dated as of July 7, 2026 by and among Enerpac Tool Group Corp., Enerpac Finance Limited and ATU Euro Finance B.V., as Borrowers, Hydratight Operations, Inc., as Guarantor, PNC Bank, National Association, in its capacity as First Amendment Incremental Revolving Lender, and PNC Bank, National Association, in its capacity as the administrative agent for the lenders

99.1	Press release dated July 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 8, 2026

ENERPAC TOOL GROUP CORP.

By:	/s/ Darren M. Kozik
Darren M. Kozik
Executive Vice President and Chief Financial Officer